UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2016

FireEye, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36067	20-1548921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1440 McCarthy Blvd.
Milpitas, CA 95035
(Address of principal executive offices, including zip code)
(408) 321-6300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On August 10, 2016, FireEye, Inc. (the “Company”) and 601 McCarthy Owner, LLC (the “Landlord”) entered into a lease agreement (the “Lease”) with respect to approximately 189,481 rentable square feet of space located at 601 McCarthy Boulevard, Milpitas, California (the “Premises”).

The term of the Lease (the “Term”) is one hundred twenty (120) full calendar months (plus any partial month at the beginning of the term) from the earlier of (i) the later of (A) one hundred eighty (180) days after the date on which the Landlord delivers the Premises to the Company with certain Landlord work substantially completed or (B) June 1, 2017, or (ii) the date upon which the Company actually occupies and conducts business in any portion of the Premises. The Term is expected to commence on or about June 1, 2017. The Company intends to relocate its corporate headquarters to the Premises at the beginning of the Term.

Under the Lease, the Company will pay rent on a monthly basis and the monthly base rent amounts will range from $445,280.35 to $579,811.86 during the Term. The Lease provides that no base rent will be due with respect to the Premises during the first six (6) months of the Term. The Lease requires the Company to reimburse the Landlord for certain other amounts, including certain operating expenses, including real estate taxes and insurance costs. The Company has provided the Landlord with a $579,811.86 letter of credit to secure the Company’s obligations under the Lease, and the Landlord has provided the Company with a tenant improvement allowance of up to $14,211,075 subject to the right of the Landlord to deduct a construction coordination fee of $142,110.75 from the tenant improvement allowance.

The foregoing summary of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above and referenced under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Lease, dated as of August 4, 2016, by and between the Registrant and 601 McCarthy Owner, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIREEYE, INC.

Date: August 16, 2016	By:	/s/ Alexa King
Alexa King Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Lease, dated as of August 4, 2016, by and between the Registrant and 601 McCarthy Owner, LLC